                                                                    EXHIBIT 99.6

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

--------------------------------------- ---------------------------------------

                               GIVE THE
FOR THIS TYPE OF ACCOUNT:      SOCIAL SECURITY
                               NUMBER OF--
------------------------------------------------
1. An individual's account     The individual
2. Two or more individuals     The actual owner
 (joint account)               of the account
                               or, if combined
                               funds, any one of
                               the
                               individuals(1)
3. Husband and wife (joint     The actual owner
 account)                      of the account
                               or, if
                               joint funds,
                               either person(1)
4. Custodian account of a      The minor(2)
 minor (Uniform Gift to
 Minors Act)
5. Adult and minor (joint      The adult or, if
 account)                      the minor is the
                               only contributor,
                               the minor(1)
6. Account in the name of      The ward, minor,
 guardian or committee for a   or incompetent
 designated ward, minor, or    person(3)
 incompetent person
7. a.The usual revocable       The grantor-
 savings trust account         trustee(1)
 (grantor is also trustee)
 b.So-called trust account     The actual
 that is not a legal or valid  owner(1)
 trust under State law
8. Sole proprietorship         The owner(4)
   account


                                                          GIVE THE EMPLOYER
                               FOR THIS TYPE OF ACCOUNT:  IDENTIFICATION
                                                          NUMBER OF --
                            ----------------------------------------------------

                            9. A valid trust, estate, or  The legal entity
                               pension trust              (Do not furnish
                                                          the identifying
                                                          number of the
                                                          personal
                                                          representative or
                                                          trustee unless
                                                          the legal entity
                                                          itself is not
                                                          designated in the
                                                          account
                                                          title.)(5)
                           10. Corporate account          The corporation
                           11. Religious, charitable, or  The organization
                               educational organization
                               account
                           12. Partnership account held   The partnership
                               in the name of the business
                           13. Association, club, or      The organization
                               other tax-exempt
                               organization
                           14. A broker or registered     The broker or
                               nominee                    nominee
                           15. Account with the           The public entity
                               Department of Agriculture
                               in the name of a public
                               entity (such as a State or
                               local government, school
                               district, or prison) that
                               receives agricultural
                               program payments

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(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show the name of the owner.
(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER OF SUBSTITUTE FORM W-9
                                    PAGE 2
OBTAINING A NUMBER
If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
Payees specifically exempted from backup withholding on ALL payments include the following:

  .A corporation.
  .A financial institution.
  . An organization exempt from tax under section 501(a), or an individual retirement plan.
  . The United States or any agency or instrumentality thereof.
  . A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
  . A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
  . An international organization or any agency, or instrumentality thereof.
  . A registered dealer in securities or commodities registered in the U.S.
    or a possession of the U.S.
  . A real estate investment trust.
  . A common trust fund operated by a bank under section 584(a)
  . An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).
  . An entity registered at all times under the Investment Company Act of
    1940.
  . A foreign central bank of issue.
 Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
  . Payments to nonresident aliens subject to withholding under section 1441. . Payments to partnerships not engaged in a trade or business in the U.S.
    and which have at least one nonresident partner.
  . Payments of patronage dividends where the amount received is not paid in money.
  . Payments made by certain foreign organizations.
  . Payments made to a nominee.
 Payments of interest not generally subject to backup withholding include the following:
  . Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not pro-vided your correct taxpayer identification number to the payer.
  . Payments of tax-exempt interest (including exempt-interest dividends un-
    der section 852).
  . Payments described in section 6049(b)(5) to non-resident aliens.
  . Payments on tax-free covenant bonds under section 1451.
  . Payments made by certain foreign organizations.
  . Payments made to a nominee.
Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.
 Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.
PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividend, inter-est, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification pur-poses. Payers must be given the numbers whether or not recipients are required to file tax returns. Beginning January 1, 1993, payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penal-ties may also apply.

PENALTIES
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are sub-ject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS.--If you fail to include any portion of an includible payment for interest, dividends, or pat-ronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an under-payment attributable to that failure unless there is clear and convincing evi-dence to the contrary.
(3) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(4) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or im-prisonment.
FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE